Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-75242) pertaining to the Prudential Employee Saving Plan of our report dated June 18, 2020, with respect to the financial statements and supplemental schedule of the Prudential Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Mitchell & Titus, LLP

New York, New York

June 26, 2020

80 Pine Street New York, NY 10005 T +1 212 709 4500 F +1 212 709 4680 mitchelltitus.com